NEWS RELEASE

For Immediate Release
July 27, 2012

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Second Quarter Results

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.9 billion bank holding company headquartered in Charleston, today announced second quarter net income per diluted share of $0.50 and net income of $7.4 million.  The results for the second quarter of 2012 include $4.0 million, or $0.18 diluted per share on an after tax basis, of acquisition and integration expenses related to the acquisition of Virginia Savings Bancorp, Inc.  For the second quarter of 2012, the Company achieved a return on assets of 1.06%, a return on tangible equity of 11.2%, a net interest margin of 3.91%, and an efficiency ratio of 66.5%.  Excluding the acquisition and integration expenses, the Company would have reported net income of $10.0 million, a return on assets of 1.44%, a return on tangible equity of 15.3%, and an efficiency ratio of 55.6% for the second quarter of 2012.

City’s CEO Charles Hageboeck stated that, “During the second quarter of 2012, we successfully completed the acquisition of Virginia Savings Bancorp, Inc., which expanded our footprint into Virginia.  After purchase accounting adjustments, the five branches of Virginia Savings Bancorp, Inc. added approximately $123 million in deposits and $72 million in loans.  Average loan balances have increased $119 million from the second quarter of 2011 exclusive of the loans acquired in the Virginia Savings Bancorp, Inc. acquisition.  Net interest income increased $1.3 million from the second quarter of 2011 primarily on the strength of loan growth and lower rates paid on interest-bearing deposits.  Loan growth and the impact of the low interest rate environment on deposit pricing improved our net margin from 3.78% for the second quarter of 2011 to 3.91% for the second quarter of 2012.  While our margin has remained strong in recent quarters, new regulatory capital rules will cause some higher yielding trust preferred securities to be called early by issuers as these securities will no longer be treated as regulatory capital for certain issuers.  At June 30, 2012 the Company owned approximately $77 million of these higher yielding securities and we were notified that approximately $38 million of securities will be called in the third quarter of 2012.  Although we don’t anticipate our entire portfolio being called, our margin will be adversely impacted by such calls.”

“Our asset quality remains strong and steady.  Non-performing assets stood at 1.47% of total loans and other real estate owned.  Charge-offs for the second quarter of 2012 declined from prior quarters to $0.85 million and our provision expense for the quarter was $1.7 million.”

“Service fee revenues declined only $0.2 million from the second quarter of 2011 despite a change in check processing order implemented during the fourth quarter of 2011. Additionally, our trust and investment management fee income grew $0.2 million, or 29%, from the second quarter of 2011 due to assets under management increasing from $580 million at December 31, 2011 to $700 million at June 30, 2012,” Hageboeck concluded.

Net Interest Income

The Company’s tax equivalent net interest income increased $0.3 million, or 1.3%, from $23.7 million during the first quarter of 2012 to $24.0 million during the second quarter of 2012.  This increase is due to the acquisition of Virginia Savings Bancorp, Inc. as of May 31, 2012.  The Company’s reported net interest margin decreased from 3.98% for the quarter ended March 31, 2012 to 3.91% for the quarter ended June 30, 2012.

Credit Quality

The Company’s ratio of non-performing assets to total loans and other real estate owned remained stable at 1.47% at June 30, 2012 as compared to the prior quarter.  Past due loans were $10.7 million at June 30, 2011 (0.56% of total loans outstanding) and $11.6 million at June 30, 2012 (0.56% of total loans outstanding).  Past due residential real estate loans were $5.6 million or 0.80% of residential real estate loans outstanding at June 30, 2012; past due home equity loans were $1.9 million or 0.42% of home equity loans outstanding at June 30, 2012; and past due commercial real estate loans were $3.1 million or 0.41% of commercial real estate loans outstanding at June 30, 2012.

The Company had net charge-offs of $0.9 million for the second quarter of 2012, which primarily consists of net charge-offs on residential real estate loans of $0.3 million and home equity loans of $0.3 million.

At June 30, 2012, the Allowance for Loan Losses (“ALLL”) was $19.5 million or 0.94% of total loans outstanding and 89% of non-performing loans compared to $18.9 million or 1.00% of loans outstanding and 81% of non-performing loans at June 30, 2011, and $19.4 million or 0.98% of loans outstanding and 88% of non-performing loans at December 31, 2011.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $1.7 million in the second quarter of 2012, compared to the $1.3 million for the comparable period in 2011 and $2.0 million for the first quarter of 2012.  Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

2

Investment Securities Gains/(Losses)

During the second quarter of 2012, the Company sold certain equity positions related to community banks and bank holding companies and realized a $0.8 million gain.  This gain was partially offset by $0.3 million of credit-related net investment impairment losses recorded by the Company during the second quarter of 2012.  The charges deemed to be other than temporary were related to pooled bank trust preferreds with a remaining carrying value of $3.3 million at June 30, 2012.  The credit-related net impairment charges were based on the Company’s quarterly reviews of its investment securities for indications of losses considered to be other than temporary.

Non-interest Income

Exclusive of net investment gains, non-interest income decreased $0.1 million to $13.3 million in the second quarter of 2012 as compared to $13.4 million in the second quarter of 2011.  This decrease was primarily the result of service charges decreasing $0.2 million, or 2.1%, to $9.6 million and insurance commissions decreasing $0.2 million, or 10.4%, to $1.3 million for the quarter ended June 30, 2012.  These decreases were partially offset by an increase of $0.2 million in trust and investment management fee income to $0.9 for the quarter ended June 30, 2012 and $0.1 million due to the acquisition of Virginia Savings Bancorp, Inc.

Non-interest Expenses

During the second quarter of 2012, the Company completed its acquisition of Virginia Savings Bancorp, Inc. and recognized $4.0 million of acquisition and integration expenses.  In comparison, the Company recorded a $3.0 million litigation reserve accrual during the second quarter of 2011.  Excluding these expenses, non-interest expenses increased $0.8 million from $19.9 million in the second quarter of 2011 to $20.7 million in the second quarter of 2012.  Repossessed asset losses increased $0.7 million due to the decline in estimated fair value of a foreclosed property located in eastern panhandle of West Virginia.  The Company continually reevaluates the estimated fair value of properties that it has repossessed by obtaining updated appraisals on at least an annual basis.  As a result of this write-down, this foreclosed property is now valued at approximately one half of its original cost.  In addition, salaries and employee benefits increased $0.5 million, other expenses increased $0.3 million and $0.2 million due to the acquisition of Virginia Savings Bancorp, Inc.  These increases were partially offset by a decrease of $0.5 million due to lower FDIC insurance expense as a result of a change in the assessment base methodology.

Balance Sheet Trends

Loans have increased $92.5 million (4.7%) from December 31, 2011 to $2.07 billion at June 30, 2012, primarily due to the Company’s acquisition of Virginia Savings Bancorp, Inc. ($72.0 million).  Excluding the Virginia Savings Bancorp, Inc. acquisition, loans have increased $20.5 million (1.0%) from December 31, 2011 to $1.99 billion at June 30, 2012.  Increases in residential real estate loans of $25.3 million (2.7%) and commercial real estate loans of $14.8 million (2.0%) were partially offset by a decline in commercial and industrial (“C&I”) loans of $17.1 million.

3

Total average depository balances increased $64.1 million, or 2.8%, from the quarter ended March 31, 2012 to the quarter ended June 30, 2012.  This growth was primarily attributable to deposits acquired from Virginia Savings Bancorp, Inc. ($40.9 million).  Exclusive of this contribution, increases in savings deposits ($15.5 million), noninterest-bearing deposits ($16.9 million) and interest-bearing deposits ($3.8 million), were partially offset by a decrease in time deposits ($13.1 million).

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2012 was 33.8% compared to 33.6% for the year ended December 31, 2011, and 33.8% for the quarter ended June 30, 2011.  The effective rate is based upon the Company’s expected tax rate for the year ending December 31, 2012.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 86.2% and the loan to asset ratio was 71.4% at June 30, 2012.  The Company maintained investment securities totaling 14.1% of assets as of this date.  The Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 50.6% of assets at June 30, 2012.  Time deposits fund 32.2% of assets at June 30, 2012, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

At June 30, 2012 the Company was strongly capitalized. The Company’s tangible equity ratio was 9.0% at June 30, 2012 compared to 9.4% at December 31, 2011.  At June 30, 2012, City National Bank’s Leverage Ratio was 8.95%, its Tier I Capital ratio was 11.45%, and its Total Risk-Based Capital ratio was 12.38%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On June 27, 2012, the Board approved a quarterly cash dividend of $0.35 cents per share payable July 31, 2012, to shareholders of record as of July 13, 2012.  During the quarter ended June 30, 2012, the Company repurchased 149,535 common shares at a weighted average price of $32.40 as part of a one million share repurchase plan authorized by the Board of Directors in July 2011.  At June 30, 2012, the Company could repurchase approximately 454,000 shares under the July 2011 authorization.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 73 branches across West Virginia, Kentucky, Virginia and Ohio.

4

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (12) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) recently adopted by the United States Congress. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.  Further, the Company is required to evaluate subsequent events through the filing of its June 30, 2012 Form 10-Q.  The Company will continue to evaluate the impact of any subsequent events on the preliminary June 30, 2012 results and will adjust the amounts if necessary.

5

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended June 30,		Percent
	2012	2011	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$24,039	$22,760	5.62%
Net Income available to common shareholders	7,413	9,830	(24.59)%
Earnings per Basic Share	0.50	0.65	(22.40)%
Earnings per Diluted Share	0.50	0.64	(22.45)%

Key Ratios (percent):
Return on Average Assets	1.06%	1.45%	(26.98)%
Return on Average Tangible Equity	11.20%	15.21%	(26.33)%
Net Interest Margin	3.91%	3.78%	3.57%
Efficiency Ratio	66.45%	63.49%	4.66%
Average Shareholders' Equity to Average Assets	11.47%	11.59%	(1.04)%

Consolidated Risk Based Capital Ratios (a):
Tier I	12.46%	13.42%	(7.15)%
Total	13.38%	14.37%	(6.89)%

Tangible Equity to Tangible Assets	9.03%	9.56%	(5.50)%

Common Stock Data:
Cash Dividends Declared per Share	$0.35	$0.34	2.94%
Book Value per Share	21.63	20.58	5.14%
Tangible Book Value per Share	17.24	16.84	2.37%
Market Value per Share:
High	35.62	36.37	(2.06)%
Low	30.96	30.55	1.34%
End of Period	33.69	33.03	2.00%

Price/Earnings Ratio (b)	16.81	12.79	31.44%

	Six Months Ended June 30,		Percent
	2012	2011	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$47,768	$45,823	4.24%
Net Income available to common shareholders	17,442	19,445	(10.30)%
Earnings per Basic Share	1.18	1.27	(6.92)%
Earnings per Diluted Share	1.17	1.26	(6.97)%

Key Ratios (percent):
Return on Average Assets	1.26%	1.44%	(12.75)%
Return on Average Tangible Equity	13.30%	14.94%	(11.03)%
Net Interest Margin	3.94%	3.86%	2.11%
Efficiency Ratio	59.74%	59.61%	0.22%
Average Shareholders' Equity to Average Assets	11.51%	11.75%	(2.01)%

Common Stock Data:
Cash Dividends Declared per Share	$0.70	$0.68	2.94%
Market Value per Share:
High	37.16	37.22	(0.16)%
Low	30.96	30.55	1.34%

Price/Earnings Ratio (b)	14.29	13.04	9.58%

(a) June 30, 2012 risk-based capital ratios are estimated
(b) June 30, 2012 price/earnings ratio computed based on annualized second quarter 2012 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2008	$18.92	$18.72	$17.61	$17.58	$29.08	$42.88
2009	17.69	18.24	18.95	19.37	20.88	34.34
2010	19.71	20.02	20.31	20.31	26.87	38.03
2011	20.39	20.58	20.86	21.05	26.06	37.22
2012	21.46	21.63			30.96	37.16

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2008	$0.81	$0.83	$(0.16)	$0.26	$1.74
2009	0.69	0.64	0.66	0.70	2.69
2010	0.59	0.68	0.58	0.64	2.48
2011	0.62	0.65	0.77	0.65	2.68
2012	0.68	0.50			1.18

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2008	$0.80	$0.83	$(0.16)	$0.26	$1.74
2009	0.69	0.64	0.66	0.70	2.68
2010	0.58	0.68	0.58	0.64	2.47
2011	0.62	0.64	0.76	0.65	2.67
2012	0.67	0.50			1.17

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended June 30,
	2012	2011

Interest Income
Interest and fees on loans	$23,143	$23,352
Interest on investment securities:
Taxable	3,943	4,513
Tax-exempt	368	445
Interest on federal funds sold	12	13
Total Interest Income	27,466	28,323

Interest Expense
Interest on deposits	3,383	5,568
Interest on short-term borrowings	77	77
Interest on long-term debt	165	158
Total Interest Expense	3,625	5,803
Net Interest Income	23,841	22,520
Provision for loan losses	1,675	1,286
Net Interest Income After Provision for Loan Losses	22,166	21,234

Non-Interest Income
Total investment securities impairment losses	(606)	-
Noncredit impairment losses recognized in other comprehensive income	302	-
Net investment securities impairment losses	(304)	-
Gains (losses) on sale of investment securities	832	3,128
Net investment securities (losses)	528	3,128

Service charges	9,649	9,855
Insurance commissions	1,347	1,504
Trust and investment management fee income	942	730
Bank owned life insurance	766	745
Other income	558	575
Total Non-Interest Income	13,790	16,537

Non-Interest Expense
Salaries and employee benefits	10,668	10,183
Occupancy and equipment	1,978	1,921
Depreciation	1,109	1,140
FDIC insurance expense	394	932
Advertising	675	628
Bankcard expenses	694	633
Postage, delivery, and statement mailings	488	510
Office supplies	396	452
Legal and professional fees	421	3,511
Telecommunications	387	417
Repossessed asset (gains)/losses, net of expenses	650	(7)
Merger related expenses	4,042	-
Other expenses	2,861	2,592
Total Non-Interest Expense	24,763	22,912
Income Before Income Taxes	11,193	14,859
Income tax expense	3,780	5,029
Net Income Available to Common Shareholders	$7,413	$9,830

Distributed earnings allocated to common shareholders	$5,146	$5,092
Undistributed earnings allocated to common shareholders	2,208	4,669
Net earnings allocated to common shareholders	$7,354	$9,761

Average common shares outstanding	14,680	15,120
Effect of dilutive securities:
Employee stock options	79	73
Shares for diluted earnings per share	14,759	15,193

Basic earnings per common share	$0.50	$0.65
Diluted earnings per common share	$0.50	$0.64
Dividends declared per common share	$0.35	$0.34

Comprehensive Income	$6,673	$9,896

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Six months ended June 30,
	2012	2011

Interest Income
Interest and fees on loans	$46,210	$47,090
Interest on investment securities:
Taxable	7,907	9,055
Tax-exempt	755	907
Interest on federal funds sold	23	26
Total Interest Income	54,895	57,078

Interest Expense
Interest on deposits	7,051	11,279
Interest on short-term borrowings	150	149
Interest on long-term debt	333	315
Total Interest Expense	7,534	11,743
Net Interest Income	47,361	45,335
Provision for loan losses	3,625	2,372
Net Interest Income After Provision for Loan Losses	43,736	42,963

Non-Interest Income
Total investment securities impairment losses	(606)	-
Noncredit impairment losses recognized in other comprehensive income	302	-
Net investment securities impairment losses	(304)	-
Gains on sale of investment securities	801	3,128
Net investment securities gains (losses)	497	3,128

Service charges	18,739	18,909
Insurance commissions	3,343	3,125
Trust and investment management fee income	1,749	1,483
Bank owned life insurance	1,489	1,503
Other income	1,091	1,051
Total Non-Interest Income	26,908	29,199

Non-Interest Expense
Salaries and employee benefits	20,913	20,095
Occupancy and equipment	3,913	4,027
Depreciation	2,195	2,276
FDIC insurance expense	779	1,884
Advertising	1,319	1,308
Bankcard expenses	1,314	1,134
Postage, delivery, and statement mailings	1,036	1,064
Office supplies	851	991
Legal and professional fees	738	3,980
Telecommunications	776	846
Repossessed asset losses, net of expenses	771	191
Merger related expenses	4,177	-
Other expenses	5,496	4,974
Total Non-Interest Expense	44,278	42,770
Income Before Income Taxes	26,366	29,392
Income tax expense	8,924	9,947
Net Income Available to Common Shareholders	$17,442	$19,445

Distributed earnings allocated to common shareholders	$10,291	$10,184

Undistributed earnings allocated to common shareholders	7,011	9,123

Net earnings allocated to common shareholders	$17,302	$19,307

Average common shares outstanding	14,676	15,244

Effect of dilutive securities:
Employee stock options	84	78

Shares for diluted earnings per share	14,760	15,322

Basic earnings per common share	$1.18	$1.27
Diluted earnings per common share	$1.17	$1.26
Dividends declared per common share	$0.70	$0.68

Comprehensive Income	$18,872	$20,104

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2012	June 30, 2011

Balance at April 1	$316,046	$311,122

Net income	7,413	9,830
Other comprehensive income:
Change in unrealized (loss) gain on securities available-for-sale	(740)	165
Change in unrealized (loss) on interest rate floors	-	(99)
Cash dividends declared ($0.35/share) and ($0.34/share), respectively	(5,188)	(5,129)
Issuance of stock award shares, net	213	202
Acquisition of Virginia Savings Bancorp	7,723	-
Purchase of 149,535 common shares of treasury	(4,845)	-
Purchase of 176,779 common shares of treasury	-	(5,712)
Balance at June 30	$320,622	$310,379

	Six Months Ended
	June 30, 2012	June 30, 2011

Balance at January 1	$311,134	$314,861

Net income	17,442	19,445
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	1,430	954
Change in unrealized (loss) on interest rate floors	-	(295)
Cash dividends declared ($0.70/share) and ($0.68/share), respectively	(10,335)	(10,320)
Issuance of stock award shares, net	655	666
Acquisition of Virginia Savings Bancorp	7,723	-
Exercise of 16,899 stock options	488	-
Exercise of 5,476 stock options	-	153
Purchase of 237,535 common shares of treasury	(7,915)	-
Purchase of 447,524 common shares of treasury	-	(15,085)
Balance at June 30	$320,622	$310,379

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011

Interest income	$27,466	$27,430	$27,441	$28,370	$28,323
Taxable equivalent adjustment	198	208	215	212	240
Interest income (FTE)	27,664	27,638	27,656	28,582	28,563
Interest expense	3,625	3,908	4,216	4,799	5,803
Net interest income	24,039	23,730	23,440	23,783	22,760
Provision for loan losses	1,675	1,950	2,229	-	1,286
Net interest income after provision
for loan losses	22,364	21,780	21,211	23,783	21,474

Noninterest income	13,790	13,118	12,128	13,531	16,537
Noninterest expense	24,763	19,515	18,685	19,688	22,912
Income before income taxes	11,391	15,383	14,654	17,626	15,099
Income tax expense	3,780	5,144	4,787	5,837	5,029
Taxable equivalent adjustment	198	208	215	212	240
Net income available to common shareholders	$7,413	$10,031	$9,652	$11,577	$9,830

Distributed earnings allocated to common shareholders	$5,146	$5,118	$5,136	$5,015	$5,092
Undistributed earnings allocated to common shareholders	2,208	4,837	4,446	6,479	4,669
Net earnings allocated to common shareholders	$7,354	$9,955	$9,582	$11,494	$9,761

Average common shares outstanding	14,680	14,679	14,743	15,003	15,120

Effect of dilutive securities:
Employee stock options	79	80	71	68	73

Shares for diluted earnings per share	14,759	14,759	14,814	15,071	15,193

Basic earnings per common share	$0.50	$0.68	$0.65	$0.77	$0.65
Diluted earnings per common share	0.50	0.67	0.65	0.76	0.64

Cash dividends declared per share	0.35	0.35	0.35	0.34	0.34

Net Interest Margin	3.91%	3.98%	3.90%	3.93%	3.78%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011

Non-Interest Income:
Service charges	$9,649	$9,090	$9,360	$9,840	$9,855
Insurance commissions	1,347	1,996	1,433	1,388	1,504
Trust and investment management fee income	942	807	925	699	730
Bank owned life insurance	766	723	728	952	745
Other income	558	533	599	380	575
Subtotal	13,262	13,149	13,045	13,259	13,409
Total investment securities impairment losses	(606)	-	(918)	(1,849)	-
Noncredit impairment losses recognized in other
comprehensive income	302	-	-	1,494	-
Net investment securities impairment losses	(304)	-	(918)	(355)	-
Gain (loss) on sale of investment securities	832	(31)	1	627	3,128
Total Non-Interest Income	$13,790	$13,118	$12,128	$13,531	$16,537

Non-Interest Expense:
Salaries and employee benefits	$10,668	$10,245	$10,320	$10,302	$10,183
Occupancy and equipment	1,978	1,935	1,929	2,057	1,921
Depreciation	1,109	1,086	1,100	1,131	1,140
FDIC insurance expense	394	385	300	392	932
Advertising	675	644	153	546	628
Bankcard expenses	694	620	566	559	633
Postage, delivery and statement mailings	488	548	484	551	510
Office supplies	396	455	429	492	452
Legal and professional fees	421	317	366	567	3,511
Telecommunications	387	389	388	371	417
Repossessed asset (gains) losses, net of expenses	650	121	(27)	109	(7)
Merger related expenses	4,042	135	-	-	-
Other expenses	2,861	2,635	2,677	2,611	2,592
Total Non-Interest Expense	$24,763	$19,515	$18,685	$19,688	$22,912

Employees (Full Time Equivalent)	831	797	795	792	795
Branch Locations	73	68	68	68	68

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	June 30	December 31
	2012	2011
	(Unaudited)
Assets
Cash and due from banks	$90,630	$140,873
Interest-bearing deposits in depository institutions	8,410	5,526
Federal funds sold	35,000	-
Cash and cash equivalents	134,040	146,399

Investment securities available-for-sale, at fair value	376,891	360,783
Investment securities held-to-maturity, at amortized cost	19,319	23,458
Other securities	11,686	11,934
Total investment securities	407,896	396,175

Gross loans	2,065,589	1,973,103
Allowance for loan losses	(19,452)	(19,409)
Net loans	2,046,137	1,953,694

Bank owned life insurance	80,407	78,961
Premises and equipment, net	72,516	64,612
Accrued interest receivable	7,090	7,093
Net deferred tax assets	34,716	32,219
Intangible assets	65,162	56,164
Other assets	45,502	41,792
Total Assets	$2,893,466	$2,777,109

Liabilities
Deposits:
Noninterest-bearing	$421,664	$369,025
Interest-bearing:
Demand deposits	543,623	526,824
Savings deposits	498,815	439,823
Time deposits	931,278	885,596
Total deposits	2,395,380	2,221,268
Short-term borrowings
Federal Funds purchased	-	75,000
Customer repurchase agreements	123,074	114,050
Long-term debt	16,495	16,495
Other liabilities	37,895	39,162
Total Liabilities	2,572,844	2,465,975

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at June 30, 2012 and December 31, 2011
less 3,678,649 and 3,717,993 shares in treasury, respectively	46,249	46,249
Capital surplus	103,449	103,335
Retained earnings	298,155	291,050
Cost of common stock in treasury	(124,754)	(125,593)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	2,255	825
Underfunded pension liability	(4,732)	(4,732)
Total Accumulated Other Comprehensive Loss	(2,477)	(3,907)
Total Stockholders' Equity	320,622	311,134
Total Liabilities and Stockholders' Equity	$2,893,466	$2,777,109

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Credit-Related Net Investment Impairment Losses through June 30, 2012	Unrealized Gains (Losses)	Carrying Value

US Government Agencies	$5,331	$-	$119	$5,450
Mortgage Backed Securities	243,939	-	7,111	251,050
Municipal Bonds	52,197	-	1,736	53,933
Pooled Bank Trust Preferreds	27,035	(19,900)	(3,843)	3,292
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	79,227	(1,015)	(1,522)	76,690
Money Markets and Mutual Funds	1,724	-	56	1,780
Federal Reserve Bank and FHLB stock	11,686	-	-	11,686
Community Bank Equity Positions	9,368	(5,263)	(90)	4,015
Total Investments	$430,507	$(26,178)	$3,567	$407,896

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011

Residential real estate (1)	$997,016	$939,611	$929,788	$916,122	$902,846
Home equity - junior liens (including lines of credit)	143,400	139,764	141,797	142,028	140,024
Commercial and industrial	116,288	108,707	130,899	119,377	121,149
Commercial real estate (2)	768,176	745,586	732,146	708,558	693,959
Consumer	37,383	35,448	35,845	36,575	36,626
DDA overdrafts	3,326	2,848	2,628	2,924	2,415
Previously securitized loans	-	-	-	214	325
Gross Loans	$2,065,589	$1,971,964	$1,973,103	$1,925,798	$1,897,344

Construction loans included in:
(1) - Residential real estate loans	$11,919	$11,613	$9,287	$7,456	$6,879
(2) - Commercial real estate loans	$18,544	$20,661	$20,201	$23,915	$23,433

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended June 30,
		2012			2011
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,096,164	$11,904	4.37%	$1,031,768	$12,307	4.78%
Commercial, financial, and agriculture (3)	876,678	9,742	4.47%	797,909	9,440	4.75%
Installment loans to individuals (4)	46,439	751	6.50%	46,427	852	7.36%
Previously securitized loans (5)	***	746	***	426	753	708.98%
Total loans	2,019,281	23,143	4.61%	1,876,530	23,352	4.99%
Securities:
Taxable	378,656	3,943	4.19%	449,006	4,513	4.03%
Tax-exempt (6)	39,678	566	5.74%	48,351	685	5.68%
Total securities	418,334	4,509	4.34%	497,357	5,198	4.19%
Deposits in depository institutions	8,863	-	-	7,298	-	-
Federal funds sold	24,212	12	0.20%	35,000	13	0.15%
Total interest-earning assets	2,470,690	27,664	4.50%	2,416,185	28,563	4.74%
Cash and due from banks	70,858			52,867
Bank premises and equipment	68,936			64,432
Other assets	215,692			203,262
Less: Allowance for loan losses	(19,179)			(18,797)
Total assets	$2,806,997			$2,717,949

Liabilities:
Interest-bearing demand deposits	533,666	173	0.13%	489,876	243	0.20%
Savings deposits	474,976	184	0.16%	417,453	273	0.26%
Time deposits	895,921	3,026	1.36%	960,187	5,052	2.11%
Short-term borrowings	121,424	77	0.26%	120,139	77	0.26%
Long-term debt	16,495	165	4.02%	16,495	158	3.84%
Total interest-bearing liabilities	2,042,482	3,625	0.71%	2,004,150	5,803	1.16%
Noninterest-bearing demand deposits	413,709			379,129
Other liabilities	28,921			19,707
Stockholders' equity	321,885			314,963
Total liabilities and
stockholders' equity	$2,806,997			$2,717,949
Net interest income		$24,039			$22,760
Net yield on earning assets			3.91%			3.78%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Interest income includes $0 and $154 from interest rate floors for the three months ended June 30, 2012 and June 30, 2011, respectively.
(3) Includes the Company’s commercial and industrial and commercial real estate loan categories. Interest income includes $0 and $242 from interest rate floors for the three months ended June 30, 2012 and June 30, 2011, respectively.

(4) Includes the Company’s consumer and DDA overdrafts loan categories.
(5) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(6) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended June 30,
		2012			2011
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,082,038	$23,731	4.41%	$1,027,566	$24,851	4.88%
Commercial, financial, and agriculture (3)	869,782	19,326	4.47%	795,238	18,917	4.80%
Installment loans to individuals (4)	44,060	1,521	6.94%	45,841	1,664	7.32%
Previously securitized loans (5)	***	1,632	***	541	1,658	618.02%
Total loans	1,995,880	46,210	4.66%	1,869,186	47,090	5.08%
Securities:
Taxable	365,233	7,907	4.35%	434,624	9,055	4.20%
Tax-exempt (6)	40,397	1,162	5.78%	49,532	1,395	5.68%
Total securities	405,630	9,069	4.50%	484,156	10,450	4.35%
Deposits in depository institutions	8,225	-	-	7,976	-	-
Federal funds sold	25,837	23	0.18%	30,913	26	0.17%
Total interest-earning assets	2,435,572	55,302	4.57%	2,392,231	57,566	4.85%
Cash and due from banks	73,171			54,653
Bank premises and equipment	66,841			64,387
Other assets	216,033			203,875
Less: Allowance for loan losses	(19,452)			(18,677)
Total assets	$2,772,165			$2,696,469

Liabilities:
Interest-bearing demand deposits	528,714	351	0.13%	487,553	487	0.20%
Savings deposits	461,705	372	0.16%	409,818	530	0.26%
Time deposits	892,516	6,328	1.43%	956,430	10,262	2.16%
Short-term borrowings	117,685	150	0.26%	115,690	149	0.26%
Long-term debt	16,495	333	4.06%	16,495	315	3.85%
Total interest-bearing liabilities	2,017,115	7,534	0.75%	1,985,986	11,743	1.19%
Noninterest-bearing demand deposits	403,305			374,270
Other liabilities	32,676			19,494
Stockholders' equity	319,069			316,719
Total liabilities and
stockholders' equity	$2,772,165			$2,696,469
Net interest income		$47,768			$45,823
Net yield on earning assets			3.94%			3.86%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Interest income includes $0 and $632 from interest rate floors for the six months ended June 30, 2012 and June 30, 2011, respectively.
(3) Includes the Company’s commercial and industrial and commercial real estate loan categories. Interest income includes $0 and $488 from interest rate floors for the six months ended June 30, 2012 and June 30, 2011, respectively.

(4) Includes the Company’s consumer and DDA overdrafts loan categories.
(5) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(6) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	June 30	March 31	December 31	September 30	June 30
	2012 (a)	2012	2011	2011	2011

Tier I Capital:
Stockholders' equity	$320,622	$316,046	$311,134	$309,892	$310,379
Goodwill and other intangibles	(64,971)	(55,871)	(55,969)	(56,071)	(56,173)
Accumulated other comprehensive loss (income)	2,477	1,737	3,907	2,701	1,838
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized loss on AFS securities	-	-	(448)	(1,081)	(82)
Excess deferred tax assets	(7,847)	(4,020)	(5,897)	(5,435)	(4,462)
Total tier I capital	$266,282	$273,892	$268,727	$266,007	$267,500

Total Risk-Based Capital:
Tier I capital	$266,282	$273,892	$268,727	$266,007	$267,500
Qualifying allowance for loan losses	19,452	18,628	19,409	19,848	18,944
Total risk-based capital	$285,734	$292,520	$288,136	$285,855	$286,444

Net risk-weighted assets	$2,136,249	$2,050,520	$2,048,398	$2,013,294	$1,993,003

Ratios:
Average stockholders' equity to average assets	11.47%	11.55%	11.65%	11.67%	11.59%
Tangible capital ratio	9.03%	9.54%	9.37%	9.65%	9.56%
Risk-based capital ratios:
Tier I capital	12.46%	13.36%	13.12%	13.21%	13.42%
Total risk-based capital	13.38%	14.27%	14.07%	14.20%	14.37%
Leverage capital	9.74%	10.23%	10.18%	10.04%	10.07%

(a) June 30, 2012 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011

Intangibles, net	$65,162	$56,066	$56,164	$56,266	$56,368
Intangibles amortization expense	109	98	102	102	103

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011

Balance at beginning of period	$18,628	$19,409	$19,848	$18,944	$18,414

Charge-offs:
Commercial and industrial	48	69	247	200	-
Commercial real estate	27	1,988	1,650	141	166
Residential real estate	296	198	176	264	377
Home equity	347	509	475	209	168
Consumer	36	59	31	75	14
DDA overdrafts	375	335	394	492	392
Total charge-offs	1,129	3,158	2,973	1,381	1,117

Recoveries:
Commercial and industrial	-	2	15	2	3
Commercial real estate	1	96	-	1,954	26
Residential real estate	3	4	10	1	12
Home equity	10	1	1	1	4
Consumer	35	29	29	58	11
DDA overdrafts	229	295	250	269	305
Total recoveries	278	427	305	2,285	361

Net charge-offs	851	2,731	2,668	(904)	756
Provision for loan losses	1,675	1,950	2,229	-	1,286
Balance at end of period	$19,452	$18,628	$19,409	$19,848	$18,944

Loans outstanding	$2,065,589	$1,971,964	$1,973,103	$1,925,798	$1,897,344
Average loans outstanding	2,019,281	1,972,478	1,940,950	1,917,246	1,876,530
Allowance as a percent of loans outstanding	0.94%	0.94%	0.98%	1.03%	1.00%
Allowance as a percent of non-performing loans	88.92%	88.78%	87.76%	87.27%	81.08%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.17%	0.55%	0.55%	(0.19)%	0.16%
Net charge-offs, excluding overdraft deposit accounts,
(annualized) as a percent of average loans outstanding	0.14%	0.55%	0.52%	(0.24)%	0.14%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011

Nonaccrual loans	$21,726	$20,420	$21,951	$22,423	$23,178
Accruing loans past due 90 days or more	149	562	166	320	188
Total non-performing loans	21,875	20,982	22,117	22,743	23,366
Other real estate owned	8,697	8,250	7,948	8,273	7,999
Total non-performing assets	$30,572	$29,232	$30,065	$31,016	$31,365

Non-performing assets as a percent of loans and
other real estate owned	1.47%	1.48%	1.52%	1.60%	1.65%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011

Residential real estate	$5,575	$4,108	$5,362	$4,569	$4,971
Home equity	1,864	1,560	2,246	2,425	2,299
Commercial and industrial	540	63	1,243	37	476
Commercial real estate	3,145	2,636	3,415	2,423	2,186
Consumer	90	58	138	112	185
Previously securitized loans	-	-	-	403	305
DDA overdrafts	364	304	909	614	279
Total past due loans	$11,578	$8,729	$13,313	$10,583	$10,701